ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES

Exhibit 21.1
Subsidiaries of Registrant

•	Fixed Income Discount Advisory Company, Delaware corporation
•	RCap Securities, Inc., Maryland corporation
•	Annaly Middle Market Lending LLC, Delaware limited liability company
•	Annaly Commercial Real Estate Group, Inc., Maryland corporation
•	Annaly CRE L LLC, Delaware limited liability company
•	Annaly CRE LLC, Delaware limited liability company
•	NLY 2014-FL1 Depositor LLC, Delaware limited liability company
•	Annaly CRE Sub Holding LLC, Delaware limited liability company
•	Annaly CRE Sub Holding 2014-FL1 LLC, Delaware limited liability company
•	Annaly CRE Holdings LLC, Delaware limited liability company
•	ACREG SF PE I LLC, Delaware limited liability company
•	ACREG SF PE II LLC, Delaware limited liability company
•	ACREG E66 PE I LLC, Delaware limited liability company
•	ACREG PA PE I LLC, Delaware limited liability company
•	Annaly MD PE I LLC, Delaware limited liability company
•	CreXus S Holdings (Holdings Co) LLC, Delaware limited liability company
•	CHPHC Holding Company LLC, Delaware limited liability company
•	CHPHC Hotel I LLC, Delaware limited liability company
•	CHPHC Hotel II LLC, Delaware limited liability company
•	CHPHC Hotel III LLC, Delaware limited liability company
•	CHPHC Hotel V LLC, Delaware limited liability company
•	CHPHC Hotel VII LLC, Delaware limited liability company
•	CHPHC Hotel VIII LLC, Delaware limited liability company
•	CHPHC Hotel IX LLC, Delaware limited liability company
•	CHPHC Hotel X LLC, Delaware limited liability company
•	Annaly Net Lease Holdings LLC, Delaware limited liability company
•	Crexus AZ Holdings 1 LLC, Delaware limited liability company
•	Crexus NV Holdings 1 LLC, Delaware limited liability company
•	Shannon Funding LLC, Delaware limited liability company
•	Truman Insurance Company LLC, Missouri limited liability company
•	FIDAC FSI LLC, Delaware limited liability company
•	FIDAC Housing Cycle Fund LLC, Delaware limited liability company
•	FHC Master Fund Ltd., Cayman Islands exempted company
•	Annaly Funding LLC, Delaware limited liability company
•	Annaly Funding TRS LLC, Delaware limited liability company